EXHIBIT 10.02
                               SERVICES AGREEMENT

   THIS SERVICES AGREEMENT (the "Agreement") is made and entered into effective as of the 1st day of March, 1997 by and between Griffin Gold Group, Inc., a Delaware corporation ("Griffin"), and Desert Minerals, Inc., a Delaware corporation ("DMI").
                                      RECITALS:

   WHEREAS, Griffin controls certain tracts of land located in the Amargosa Valley in the upper Mohave Desert in California (the "Tracts"); and

   WHEREAS, the sands located on the Tracts are believed to contain precious minerals, and Griffin is interesting in confirming whether or not such sands contain precious minerals and if so, whether or not such precious minerals can be extracted from such sands; and

   WHEREAS, DMI has rights to a certain proprietary, low-toxicity microfine precious metals extraction technology (the "Technology") and a "pilot" plant capable of utilizing the Technology (the "Pilot Plant"), and the Technology and the Pilot Plant are believed to be capable of separating any precious minerals contained in the sands mined from the Tracts from such sands; and

   WHEREAS, both the Technology and the Pilot Plant are in a developmental stage, and both the Technology and the Pilot Plant will require additional financing and will involve additional costs and expenses; and

   WHEREAS, if the Technology and the Pilot Plant are successfully developed, DMI intends to construct a much larger plant for commercially exploiting the Technology (the "Definitive Plant"); and

   WHEREAS, Griffin desires to engage DMI to utilize the Technology and the Pilot Plant in an effort to confirm whether or not precious minerals contained in the sands located on the Tracts can be separated from such sands, and Griffin desires to engage DMI to utilize the Technology and the Definitive Plant to commercially exploit the precious minerals contained in the sands located on the Tracts, if precious minerals are confirmed to be contained in the sands located on the Tracts, the Technology and the Pilot Plant are successfully developed and are capable of extracting precious metals from such sands, and the Definitive Plant is constructed; and

   WHEREAS, Griffin is willing to provide a portion of the additional financing and to bear a portion of the costs and expenses in connection with the development of the Technology and the Pilot Plant; and

   WHEREAS, DMI is willing to be engaged by Griffin to utilize the Technology and the Pilot Plant in an effort to confirm whether or not any precious mineral contained in the sands located on the Tracts can be extracted from such sands, and DMI is willing to be engaged by Griffin to utilize the Technology and the Definitive Plant to commercially exploit the precious minerals contained in the sands located on the Tracts, if Griffin so desires and once the Technology and the Pilot Plant are successfully developed and are proven capable of extracting precious metals from such sands, and the Definitive Plant is constructed; and

   WHEREAS, Griffin and DMI are willing to undertake all of the foregoing upon the terms, provisions and conditions set forth hereinafter;


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   NOW,  THEREFORE,  in  consideration  of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      AGREEMENTS:

   l. Engagement. Subject to the terms, provisions and conditions hereinafter stated, Griffin hereby engages DMI to utilize the Technology and the Pilot Plant in an effort to confirm whether or not any precious mineral contained in the sands located on the Tracts can be extracted from such sands, and DMI hereby accepts such engagement. The preceding engagement shall be subject to the following terms and conditions, in addition to all other terms, provisions and conditions set forth herein:

      (a) In DMI's efforts to confirm whether or not any precious mineral contained in the sands located on the Tracts can be extracted from such sands, DMI shall be obligated to process such sand at the Pilot Plant but only in such quantities as are reasonable in view of the capacity of the Pilot Plant and DMI's obligations to its other customers and other persons with whom it has contracted.

      (b) Upon receipt at the Pilot Plant from Griffin of a quantity of sand complying with the restriction set forth above, DMI shall proceed as promptly as is reasonably possible to process such sand using the Technology to confirm whether or not any precious mineral contained in the sands located on the Tracts can be extracted from such sands. In this connection, as soon as is reasonably possible after such sand is received at the Pilot Plant, DMI shall inform Griffin as to date by which the related processing is expected to be completed. If at any time DMI realizes that it will not be able to complete the processing by the date previously indicated to Griffin, DMI shall immediately notify Griffin, and DMI and Griffin shall reasonably discuss the possibility of extending the date for completion if legitimate reasons for the delay exist.

      (c) As promptly as is reasonably possible after the completion of the processing of any sand pursuant to this Agreement, DMI shall deliver its report as to whether or not any precious mineral contained in the sands located on the Tracts can be extracted from such sands. Such report shall be in such form and containing such information as Griffin shall reasonably request. Griffin shall have the right for 10 days to review the report and communicate to DMI its tentative comments on any matter in which it regards the report or the processing to be deficient in its reasonable discretion. DMI and Griffin shall then reasonably cooperate with each other in an effort to cure any such deficiencies and to modify the report or the processing. Notwithstanding the preceding, DMI shall endeavor to cure any matter in which Griffin believes the initial report or processing to be deficient within a reasonable period of time after Griffin has communicated to DMI such deficiencies. Once DMI believes that the deficiencies have been cure, it shall notify Griffin to such effect, and Griffin shall have the right to review the modified report and processing. If the modified report or processing is still deficient to Griffin in its reasonable discretion, Griffin shall have the right to notify DMI as to the remaining deficiencies and to permit DMI the opportunity to cure such deficiencies to the reasonable satisfaction of Griffin within a reasonable period of time. This procedure of notice, review, report of deficiencies and attempt to cure shall be followed until an acceptable report or processing or both are finalized. If either DMI or Griffin believes that they will be unable to agree upon the final report and processing, then either DMI or Griffin shall be entitled to submit the issue to arbitration in accordance with Section 18 hereof.



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   2.  Non-Exclusivity.  Griffin hereby  recognizes that during the term of this
Agreement, DMI will be engaged by persons other than Griffin in much the same capacity in which Griffin is engaging DMI hereunder. Furthermore, Griffin hereby consents to DMI's engagement by all such other persons, and Griffin hereby recognizes that DMI's engagement hereunder is not exclusive.

   3 Standard of Performance. In providing services pursuant to this Agreement, DMI shall use reasonable and its best efforts, shall render such services in a competent manner of the highest caliber, and cooperate with Griffin and to take all suggestions of Griffin under serious considerations. However, Griffin hereby acknowledges that the Technology and the Pilot Plant are new and unproven. Accordingly, Griffin hereby acknowledges that DMI is not making any representation, warranty or guarantee as to the results of the Technology and the Pilot Plant or any other matter relating to this Agreement.

   4. Payment for Services. In consideration of the services to be provided by DMI to Griffin hereunder, Griffin agrees to pay to DMI a fee equal to the sum of
(a) all direct costs incurred by DMI during the course of processing Griffin's sands (without any allocation for any overhead amounts), plus (b) 10% of the amount of (a) immediately preceding. All fees that become due to DMI pursuant to this Agreement for any services rendered by DMI shall be due and payable to DMI within 30 days after the final report of the related services is approved and accepted by Griffin pursuant to the above, such approval and acceptance being deemed given and made for purposes of this Section 4 only on the 10th day after the initial report of the related services is delivered unless Griffin has communicated to DMI its deficiency comments on any tentative results prior to such 10th day, in which case only actual approval and acceptance shall commence the aforementioned 30-day period. Moreover, Griffin may, at DMI's discretion, pay for the fee provided for by this Section 4 through the payment of costs, expenses or capital expenditures incurred by DMI, and if Griffin pays any fee through this method, the fee owed by Griffin shall be credited with the amount of the DMI costs, expenses or capital expenditures paid by Griffin.

    5. Term. The term of this Agreement shall begin on the effective date hereof and shall continue for two years thereafter unless this Agreement is terminated earlier in accordance with the provisions of Section 6 below.

   6. Termination Upon Certain Events.

      (a) Notwithstanding anything else contained herein, Griffin may terminate this Agreement and be relieved of any further liability hereunder (except for obligations provided for in Section 4(a) above concerning accrued but unpaid fees and the obligations provided for in Section 7 below) at any time after notice is given to DMI after and regarding the following events:

         (i) DMI's failure to provide the services required of it hereunder up to the standards set forth in Section 3 hereof, provided, however, that DMI has failed to cure such failure within 30 days after the notice required by this Section 6(a) has been given; or

         (ii) DMI's other material breach of this Agreement, provided, however, that DMI has failed to cure such breach within 30 days after the notice required by this Section 6(a) has been given.

      (b) Notwithstanding anything else contained herein, DMI may terminate this Agreement and be relieved of any further liability hereunder (except obligations provided for in Sections 7 and 8 below) at any time after notice is given to Griffin after and regarding the following events:


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         (i)      Griffin's failure to pay amounts that become due under Section
                  4(a), provided, however, that Griffin has failed to cure such failure within 30 days after the notice required by this
                  Section 6(b) has been given; or

         (ii) Griffin's other material breach of this Agreement, provided, however, that Griffin has failed to cure such breach within 30 days after the notice required by this Section 6(b) has been given.

      (c) Notwithstanding anything else contained herein, either party may immediately terminate this Agreement and be relieved of any further liability hereunder (except for obligations provided for in Section 4(a) above concerning accrued but unpaid fees and the obligations provided for in Sections 7 and 8 below) at any time after notice is given to the other party after the other party's dissolution, insolvency, filing of a voluntary bankruptcy petition, filing against it an involuntary bankruptcy petition, rendering of a material judgment against it, assignment for the benefit of creditors, or admission in writing of its inability to pay its debts as they become due.

      (d)         This  Agreement   shall   automatically   terminate  upon  the
                  execution and delivery of an agreement pertaining to the Definitive Plant by DMI and Griffin.

   7. Confidentiality.

   Each party hereto (the "Recipient" for purposes of this Section 7) hereby recognizes and acknowledges that it will receive information from, or will develop information on the behalf of, the other party hereto (the "Disclosing Party" for purposes of this Section 7) pertaining to the Disclosing Party and its business or its properties that is confidential and proprietary. All such information is referred to hereinafter as the "Information". Each party as the Recipient hereby agrees to maintain on a confidential basis all Information, and each party as the Recipient hereby agrees that it will not, without the prior express written consent of the other party as the Disclosing Party, use for its or anyone else's benefit or disclose to any other person any Information, except in connection with such Recipient's work on behalf of such Disclosing Party. Each party as the Recipient hereby acknowledges that, as between the other party as the Disclosing Party and such Recipient, such Disclosing Party has the complete, sole and full right, title and interest in and to the Information, and that such Recipient has no rights, expressed or implied, with respect to the foregoing other than those expressly provided for to the contrary in a writing signed by both such Disclosing Party and such Recipient. Each party as the Recipient further agrees that it will, immediately upon the request of the other party as the Disclosing Party, return to such Disclosing Party all written Information and all writings regarding oral Information whether such writings were authorized or not. Each party as the Recipient hereby agrees that the confidentiality agreement provided for hereby shall last with respect to any Information for ten years after such Information is disclosed by the other party as the Disclosing Party to such Recipient or developed by such Recipient on behalf of such Disclosing Party, as the case may be.

   8. Property of Griffin. DMI acknowledges that the services to be provided by it pursuant to this Agreement are on a "for hire" basis. Accordingly, DMI acknowledges that all right, title, interest and ownership in and to all tangible or intangible property created by DMI pursuant to this Agreement shall vest in Griffin, and DMI hereby assigns and conveys to Griffin all right, title, interest and ownership in and to all such tangible or intangible property. DMI agrees to take such further action as Griffin may reasonably request with regard to the perfection of its ownership in such tangible or intangible property. DMI agrees that, upon the termination of DMI's engagement with Griffin, DMI shall immediately surrender to Griffin all property, equipment, funds, lists, books, records, and other materials of Griffin or any affiliate thereof in the possession of or provided to DMI.


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   9.  Definitive  Plant.  In the  event  that the  Technology  meets  Griffin's expectations, Griffin and DMI each agree to negotiate in good faith the form, terms, provisions and conditions of an agreement pertaining to the Definitive Plant with a view to the execution and delivery of the same.

   10. Law Governing. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

   11. Notices. Any notice or request herein required or permitted to be given to any party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address set forth below the signature of such party hereto or at such other address as such party may designate by written communication to the other party to this Agreement. Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered, or, if mailed, on the third day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid.

   12. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

   13. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

   14. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

   15. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and assigns, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

   16. Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.
   17. Independent Contractor. DMI and Griffin are independent contracting parties, and nothing in this Agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligations on behalf of or in the name of the other.

   18. Arbitration. All disputes arising out of this Agreement shall be submitted by either party hereto to arbitration in Houston, Texas pursuant to the rules of the American Arbitration Association, Commercial Division, as such party's sole remedy in this regard.

   IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

                                           "GRIFFIN""

                                           GRIFFIN GOLD GROUP, INC.




        /s/ Paul J. Montle
BY:_________________________________

     Paul J. Montle
NAME:_______________________________

   Vice President
TITLE:______________________________

      15915 Katy Freeway, Suite 250
      Houston, Texas 77094
ADDRESS:____________________________

                                           "DMI"

                                           DESERT MINERALS, INC.



   /s/ Paul J. Montle
BY:_________________________________

   Paul J. Montle
NAME:_______________________________

   Vice President
TITLE:______________________________


   15915 Katy Freeway, Suite 250
   Houston, Texas 77094
ADDRESS:____________________________